Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-269081, 333-263134, 333-253776, 333-236824, 333-230092, 333-223514, 333-210171 and 333-205253) and Form S-3 (Nos.333-244401, 333- 237033 and 333-216735) of Seres Therapeutics, Inc. of our report dated March 7, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

March 7, 2023